EX-99.B-77Q1(a)

                             W&R TARGET FUNDS, INC.

SUB-ITEM 77Q1  Exhibits
(a)
                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                           TARGET/UNITED FUNDS, INC.

     Pursuant to Sections 2-105, 2-605 and 2-607 of the Maryland General Corporation Law, Target/United Funds, Inc. (the "Corporation"), a Maryland corporation, having its principal office in Baltimore, Maryland, hereby adopts the following Articles of Amendment to the Corporation's Articles of Incorporation, as previously supplemented and amended ("Articles of Incorporation"):

     FIRST: As amended, effective October 16, 2000, Article SECOND of the Corporation's Articles of Incorporation shall read as follows: "The name of the Corporation is W&R Target Funds, Inc., hereinafter called the 'Corporation'."

     SECOND: The Articles of Incorporation of the Corporation are hereby amended, effective October 16, 2000, by replacing the name Income Portfolio with Core Equity Portfolio in every occurrence.

     THIRD: The amendments contained herein were approved by a majority of the Board of Directors of the Corporation and are limited to changes permitted by
Section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

     FOURTH: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

     IN WITNESS WHEREOF, the undersigned Vice President of the Corporation hereby executes these Articles of Amendment on behalf of the Corporation this 26th day of September, 2000.

                         Target/United Funds, Inc.

     (Corporate Seal)
                         /s/Kristen A. Richards
                         -----------------------------------
                         Kristen A. Richards, Vice President


Attest:  /s/Daniel C. Schulte
         ---------------------------
         Daniel C. Schulte,
         Assistant Secretary


     The undersigned, Vice President of Target/United Funds, Inc. who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                         By:  /s/Kristen A. Richards

                              -----------------------------------
                              Kristen A. Richards, Vice President